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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): September 18, 2007

                              AMEDIA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

----------------------------- --------------------------- ----------------------
          Delaware                     0-22055                  11-3223672
----------------------------- --------------------------- ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)
----------------------------- --------------------------- ----------------------


          541 INDUSTRIAL WAY WEST SUITE B EATONTOWN, NEW JERSEY 07724 (Address of principal executive offices, including Zip Code)

                                 (732) 440-1992
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01 OTHER EVENTS

        On September 18, 2007, Amedia Networks, Inc. (the "Company") completed the relocation of its principal office premises to 541 Industrial Way West Suite B, Eatontown, New Jersey 07724. In addition to the Company's Chief Executive Officer and Chief Financial Officer, four non-management personnel continue to provide support out of the new premises. Inventory and Equipment that is not immediately needed for the Company's operations has been temporarily placed in storage. The Company is not currently paying any rent for the new premises. Subject to the Company raising additional working capital, the Company intends to enter into a sublease with the lessee of the new premises. If the Company is unable to raise additional capital on an immediate basis, it will be forced to cease operations entirely. The Company's principal phone number continues to be 732-440-1992.

        The Company is currently discussing with the holders of its Senior Secured Convertible Debentures various proposals to restructure the secured debt in an effort to facilitate raising additional working capital. No assurance can be provided that the Company will be able to restructure the secured debt or raise additional working capital in amounts needed to continue operations.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

None



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          DATED: September 20, 2007

                                         /s/ Frank Galuppo
                                         -------------------------------------
                                         FRANK GALUPPO
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER